Exhibit 21.1

WILLIS LEASE FINANCE CORPORATION
AND SUBSIDIARIES
List of Subsidiaries

Subsidiary	State or Jurisdiction of Incorporation

WEST Engine Funding LLC	Delaware

Willis Lease (Ireland) Limited	Rep. of Ireland

WLFC (Ireland) Limited	Rep. of Ireland

WLFC Funding (Ireland) Limited	Rep. of Ireland

Willis Lease Finance (Ireland) Limited	Rep. of Ireland

Willis Lease France	France

Willis Lease (China) Limited	People’s Republic of China

Willis Engine Securitization Trust II	Delaware

WEST Engine Acquisition LLC	Delaware

Facility Engine Acquisition LLC	Delaware

Willis Engine Securitization (Ireland) Limited	Rep. of Ireland

Willis Aeronautical Services, Inc.	Delaware

Willis Lease Singapore Pte. Ltd.	Singapore

Willis Asset Management Limited	United Kingdom

Willis Engine Structured Trust III	Delaware

Coconut Creek Aviation Assets LLC	Delaware

Willis Engine Structured Trust IV	Delaware

WEST III Engines (Ireland) Limited	Rep. of Ireland

WEST IV Engines (Ireland) Limited	Rep. of Ireland

WEST II France	France

WEST III France	France

WEST IV France	France

Willis Lease Marine LLC	Cayman Islands